Exhibit 10.34

Deed of novation

AgCentral Energy Pty Ltd (ACN 665 472 711)

AgCentral Pty Ltd (ACN 053 901 518)
Vast Solar Pty. Ltd. (ACN 136 258 574)

Contents

Background	Page

1.	Defined terms and interpretation	1

1.1	Definitions in the Dictionary	1

1.2	Interpretation	1

2.	Consideration	1

3.	Novation	2

3.1	Novation	2

3.2	Assumptions of rights and obligations	2

3.3	Release by Continuing Party	2

4.	Confirmation of Principal Agreement	3

5.	Notices	3

6.	Representations and warranties	3

6.1	General representations and warranties	3

6.2	No default or breach	3

6.3	Limit on reliance	3

7.	General	3

7.1	Governing law	3

7.2	Choice of jurisdiction	3

7.3	Invalidity	4

7.4	Amendments and Waivers	4

7.5	Cumulative rights	4

7.6	Further assurances	4

7.7	Entire agreement	4

7.8	No assignment	4

7.9	Counterparts	4

7.10	GST	5

7.11	Duty	5

Schedule 1	Dictionary	6

Execution page	8

Date:	13 February 2023

Parties

1	AgCentral Pty Ltd (ACN 053 901 518) of [***] (Retiring Party);

2	AgCentral Energy Pty Ltd (ACN 665 472 711) of [***] (Substitute Party); and

3	Vast Solar Pty. Ltd. (ACN 136 258 574) of [***] (Continuing Party).

Background

A	This Deed relates to the Principal Agreement made between the Retiring Party and the Continuing Party.

B	The Substitute Party wishes to assume the Retiring Party’s rights and obligations under the Principal Agreement.

C	The Continuing Party has agreed to the novation on the terms of this Deed.

The parties agree

1.	Defined terms and interpretation

1.1	Definitions in the Dictionary

A term or expression starting with a capital letter:

(a)	which is defined in the Dictionary in Schedule 1 (Dictionary), has the meaning given to it in the Dictionary;

(b)	which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act; and

(c)	which is defined in the GST Law, but is not defined in the Dictionary or the Corporations Act, has the meaning given to it in the GST Law.

1.2	Interpretation

The interpretation clause in Schedule 1 (Interpretation) sets out rules of interpretation for this Deed.

2.	Consideration

This Deed is entered into in consideration of the parties incurring obligations and giving rights under this Deed and the Principal Agreement and for other valuable consideration which is hereby acknowledged.

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3.	Novation

3.1	Novation

On and from the Effective Date, the parties novate the Principal Agreement so that:

(a)	the Substitute Party replaces the Retiring Party under the Principal Agreement as if it was an original party to the Principal Agreement;

(b)	a reference in the Principal Agreement to the Retiring Party must be read as a reference to the Substitute Party; and

(c)	notices to the Substitute Party under the Principal Agreement must be provided using the details specified in clause 5 of this Deed.

3.2	Assumptions of rights and obligations

On and from the Effective Date:

(a)	the Substitute Party:

(i)	will be bound by and must comply with the Principal Agreement; and

(ii)	obtains the rights and assumes the obligations and liabilities of the Retiring Party under the Principal Agreement arising or accruing before or after the Effective Date; and

(b)	the Continuing Party:

(i)	acknowledges that the Principal Agreement is in full force and effect;

(ii)	accepts the Substitute Party’s substitution for the Retiring Party as a party to the Principal Agreement on and from the Effective Date; and

(iii)	must comply with the Principal Agreement on the basis that the Substitute Party has replaced the Retiring Party under it in accordance with the terms of this Deed.

3.3	Release by Continuing Party

(a)	The Continuing Party releases the Retiring Party from any obligation or liability arising under or in respect of the Principal Agreement before or after the Effective Date.

(b)	On and from the Effective Date, the Substitute Party:

(i)	releases the Retiring Party from any obligation or liability under the Principal Agreement which arose or accrued before the Effective Date; and

(ii)	will be liable for any obligations or any liabilities that arise or accrue under the Principal Agreement before or after the Effective Date.

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4.	Confirmation of Principal Agreement

Subject to this Deed, the Continuing Party and the Substitute Party ratify and confirm the Principal Agreement which remains fully effective.

5.	Notices

For the purposes of all provisions in the Principal Agreement regarding service of notices, the address of the Substitute Party is:

Attention:	Colin Sussman
Address:	[***]
Email:	[***]

6.	Representations and warranties

6.1	General representations and warranties

Each party represents and warrants to each other party that:

(a)	(authority) it has full power and authority to enter into and perform its obligations under this Deed;

(b)	(authorisations) it has taken all necessary action to authorise the signing, delivery and performance of this Deed in accordance with its terms; and

(c)	(binding obligations) this Deed constitutes its legal, valid and binding obligations and is enforceable in accordance with its terms.

6.2	No default or breach

Each of the Continuing Party and the Retiring Party represents and warrants to each other and the Substitute Party that neither the Continuing Party nor the Retiring Party is in default or breach under any provision of the Principal Agreement.

6.3	Limit on reliance

No party has entered into this Deed in reliance on any representation, warranty, promise or statement made by another party, or any other person on behalf of a party, other than those set out in this Deed.

7.	General

7.1	Governing law

This Deed is governed by the laws of New South Wales, Australia.

7.2	Choice of jurisdiction

Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales including, for the avoidance of doubt, the Federal Court of Australia sitting in New South Wales.

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7.3	Invalidity

(a)	If a provision of this Deed or a right or remedy of a party under this Deed is invalid or unenforceable in a particular jurisdiction:

(i)	it is read down or severed in that jurisdiction only to the extent of the invalidity or unenforceability; and

(ii)	it does not affect the validity or enforceability of that provision in another jurisdiction or the remaining provisions in any jurisdiction.

(b)	This clause is not limited by any other provision of this Deed in relation to severability, prohibition or enforceability.

7.4	Amendments and Waivers

(a)	This Deed may be amended only by a written document executed by the parties.

(b)	No waiver of a right or remedy under this Deed is effective unless it is writing and signed by the party granting it. It is only effective in the specific instance and for the specific purpose for which it is granted.

7.5	Cumulative rights

Except as expressly provided in this Deed, the rights of a party under this Deed are in addition to and do not exclude or limit any other rights or remedies provided by law.

7.6	Further assurances

Except as expressly provided in this Deed, each party must, at its own expense, do all things reasonably necessary to give full effect to this Deed and the matters contemplated by it.

7.7	Entire agreement

This Deed supersedes all previous agreements, undertakings and negotiations about its subject matter and embodies the entire agreement between the parties about its subject matter.

7.8	No assignment

A party may not assign this Deed or otherwise deal with the benefit of it or a right under it or purport to do so, without the prior written consent of each other party which consent is not to be unreasonably withheld.

7.9	Counterparts

This Deed may be executed in any number of counterparts, each of which:

(a)	may be executed electronically or in handwriting; and

(b)	will be deemed an original whether kept in electronic or paper form, and all of which taken together will constitute one and the same document.

Without limiting the foregoing, if the signatures on behalf of one party are on more than one copy of this Deed, this shall be taken to be the same as, and have the same effect as, if all of those signatures were on the same counterpart of this Deed.

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7.10	GST

(a)	Any consideration or amount payable under this Deed, including any non-monetary consideration (Consideration) is exclusive of GST.

(b)	If GST is or becomes payable on a Supply made under or in connection with this Deed, an additional amount (Additional Amount) is payable by the party providing the Consideration for the Supply (Recipient) equal to the amount of GST payable on that Supply as calculated by the party making the supply (Supplier) in accordance with the GST Law.

(c)	The Additional Amount payable under clause 7.10(b) is payable at the same time and in the same manner as the Consideration for the Supply, and the Supplier must provide the Recipient with a Tax Invoice as a pre-condition to payment of the Additional Amount.

7.11	Duty

All Duty which may be payable on or in connection with this Deed and any instrument executed under or in connection with or any transaction evidenced by the Deed is payable by the Substitute Party.

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Schedule 1     Dictionary

1.	Dictionary

In this deed:

Additional Amount has the same meaning as it does in clause 7.10(a).

Business Day means a day on which banks are open for business excluding Saturdays, Sundays and public holidays in New South Wales.

Consideration has the same meaning as it does in clause 7.10(a).

Corporations Act means Corporations Act 2001 (Cth).

Deed means this document.

Duty means any stamp, transaction or registration duty or similar charge imposed by any government agency and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them or in respect of a lodgement in respect of any of them.

Effective Date means the date of this Deed.

GST means a goods and services tax, or a similar value added tax, levied or imposed under the GST Law.

GST Law has the meaning given to it in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Principal Agreement means the Funding Agreement dated 23 November 2017 between the Retiring Party and the Continuing Party a copy of which comprises Attachment A to this Deed.

Recipient has the same meaning as it does in clause 7.10(a).

Supplier has the same meaning as it does in clause 7.10(a).

2.	Interpretation

In this Deed the following rules of interpretation apply unless the contrary intention appears:

(a)	headings are for convenience only and do not affect the interpretation of this Deed;

(b)	the singular includes the plural and vice versa;

(c)	words that are gender neutral or gender specific include each gender;

(d)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(e)	the words ‘such as’, ‘including’, ‘particularly’ and similar expressions are not words of limitation;

(f)	a reference to:

(i)	a person includes a natural person, the estate of a natural person, a partnership, joint venture (whether incorporated or unincorporated), government agency, association, corporation or other body corporate;

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(ii)	a thing (including, but not limited to, a chose in action or other right) includes a part of that thing;

(iii)	a party includes its permitted assigns;

(iv)	a document includes all amendments or supplements to that document;

(v)	a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this Deed;

(vi)	this Deed includes all schedules and attachments to it;

(vii)	a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity and is a reference to that law as amended, consolidated or replaced;

(viii)	a statute includes any regulation, ordinance, by-law or other subordinate legislation under it;

(ix)	an agreement other than this Deed includes an undertaking, or legally enforceable arrangement or understanding, whether or not in writing; and

(x)	a monetary amount is in Australian dollars and all amounts payable under or in connection with this Deed are payable in Australian dollars;

(g)	an agreement on the part of two or more persons binds them severally and not jointly;

(h)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Deed or any part of it;

(i)	when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day;

(j)	in determining the time of day, where relevant to this Deed, the relevant time of day is:

(k)	for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located; or

(l)	for any other purpose under this Deed, the time of day in the place where the party required to perform an obligation is located;

(m)	a day is the period of time commencing at midnight and ending immediately before the next midnight is to occur;

(n)	if a period of time is calculated from a particular day, act or event (such as the giving of notice), unless otherwise stated in this Deed, it is to be calculated exclusive of that day, or the day of that act or event; and

(o)	if there is any conflict between the body of this Deed and its schedules or attachments, the terms of the main body of this Deed will prevail.

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Execution page

Executed as a deed.

Retiring Party
Signed by AgCentral Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Johnny Kahlbetzer	/s/ Colin Sussman
Signature of John Kahlbetzer (director)	Signature of Coin Sussman (director)

Substitute Party
Signed by AgCentral Energy Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Johnny Kahlbetzer	/s/ Colin Sussman
Signature of Johnny Kahlbetzer (director)	Signature of Coin Sussman (director)

Continuing Party
Signed by Vast Solar Pty. Ltd. in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Johnny Kahlbetzer	/s/ Colin Sussman
Signature of Johnny Kahlbetzer (director)	Signature of Coin Sussman (director)

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Attachment A     Principal Agreement

Funding Agreement
(Convertible Notes No 4)

Vast Solar Pty. Ltd. (ACN136 258 574] (Vast Solar)

AgCentral Pty Ltd (ACN 053 901518) (AgCentral)

PricewaterhouseCoopers, ABN 32 780 433 737
[***],

[***]

T: [***], F: [***], www.pwc.com.au/legal

Funding Agreement

Date	23 November 2017

Parties

Name CAN Description Notice details	Vast Solar Pty Limited 136 258 574 Vast Solar [***] Email: [***] Attention: Craig Wood

Name ACN Description Notice details	AgCentral Pty Limited 053 901 518 AgCentral [***] Email: [***] Attention: Colin Sussman

Recitals

A	Vast Solar and AgCentral are parties to a Funding Agreement dated on or about 19 February 2016 (First Funding Agreement), pursuant to which Vast Solar issued Convertible Notes No 3.

B	AgCentral has also loaned Vast Solar $1,000,000, which is repayable on 15 January 2018 (Existing Loan).

C	Vast Solar requires additional funding.

D	AgCentral has agreed to provide additional funding on the terms of this Agreement.

E	Vast Solar currently has 22,624 Shares on issue, held as follows:

(a)	James Robert Fisher - 655 Shares;

(b)	Brian Williams Menzies - 172 Shares;

(c)	AgCentral - 9,027 Shares;

(d)	Winkles Investments Pty Limited ATF the Winkles Family Trust - 2,966 Shares; and

(e)	Vast Solar ESOP Pty Limited - 9,804 Shares.

F	Vast Solar currently has 30,552 Convertible Notes No 3 on issue, which may convert to 30,552 Shares if fully converted plus further Shares on account of interest connected with them.

Funding Agreement

The parties agree

1.	Interpretation

1.1	Defined Terms

In this Agreement:

“Agreement” means this agreement, including the recitals and Schedules.

“Business Day” means a day other than a Saturday or Sunday on which banks generally are open for inter-bank business in Sydney or a public holiday in New South Wales.

“Convertible Notes No 3” means the secured convertible notes issued under the First Funding Agreement.

“Convertible Notes No 4” means the secured convertible notes that are convertible into Shares issued by Vast Solar on the Terms of Issue in Schedule 1.

“Notice” has the meaning given to it in clause 7.1.

“party” means (unless the context otherwise requires) a party to this Agreement, each of which are described in the “Parties” section of this Agreement.

“Shares” has the meaning in the Terms of Issue.

“Subscription Amount” means $2 million.

“Terms of Issue” means the terms in Schedule 1 which the Convertible Notes No 4 are issued.

“Tranche 1 Subscription Amount” means $1,400,000.

“Tranche 2 Subscription Amount” means $300,000.

“Tranche 3 Subscription Amount” means $300,000.

1.2	Interpretation

(a)	In this Agreement:

(i)	a reference to the singular includes the plural and vice versa;

(ii)	a reference to a recital, clause, Schedule or paragraph, unless the context otherwise requires, is a reference to a recital, clause of or schedule to this Agreement or paragraph of a Schedule;

(iii)	the word “including” is to be read as if the words “but not limited to” were inserted immediately after it;

(iv)	a reference to a time of day is a reference to the time in Sydney, unless a contrary indication appears; and

(v)	a reference to $, dollars, C or cents is to the currency of the Commonwealth of Australia.

Funding Agreement

(b)	The headings in this Agreement do not affect its interpretation.

1.3	Business Day

Where something is required by this Agreement to be done on a day which is not a Business Day, it must be done on the next day which is a Business Day.

2.	New Convertible Notes No 4 and Refinancing of Existing Loan

2.1	Entry into new Convertible Notes No 4

Tranche 1

Subject to the Board of AgCentral being satisfied (acting reasonably) that the commissioning of Vast Solar’s Pilot Plant has commenced prior to 15 January 2018:

(a)	AgCentral will promptly pay Vast Solar the Tranche 1 Subscription Amount for 79,184 Convertible Notes No 4; and

(b)	Vast Solar will issue 79,184 Convertible Notes No 4 to AgCentral on the Terms of Issue set out in Schedule 1 which may convert in accordance with those terms to 79,184 Shares if fully converted plus further Shares on account of Interest.

Tranche 2

Subject to the Board of AgCentral being satisfied (acting reasonably) that the 5 proposed new receivers have been installed at Vast Solar’s Pilot Plant by 28 February 2018:

(a)	AgCentral will promptly pay Vast Solar the Tranche 2 Subscription Amount for 16,968 Convertible Notes No 4; and

(b)	Vast Solar will issue 16,968 Convertible Notes No 4 to AgCentral on the Terms of Issue set out in Schedule 1 which may convert in accordance with those terms to 16,968 Shares if fully converted plus further Shares on account of Interest.

Tranche 3

Subject to the Board of AgCentral being satisfied (acting reasonably) that planning approval has been obtained by Vast Solar for the development of the Jemalong Solar PV Plant by 31 March 2018:

(a)	AgCentral will promptly pay Vast Solar the Tranche 3 Subscription Amount for 16,968 Convertible Notes No 4; and

(b)	Vast Solar will issue 16,968 Convertible Notes No 4 to AgCentral on the Terms of Issue set out in Schedule 1 which may convert in accordance with those terms to 16,968 Shares if fully converted plus further Shares on account of Interest.

2.2	Existing Loan

Vest Solar will use $1,000,000 of the funds raised under the issue of the Tranche 1 Convertible Notes No 4 to repay the Existing Loan to AgCentral. This can occur by direction.

Funding Agreement

3.	Material Adverse Change

(a)	In this clause, a “Material Adverse Change” includes

(i)	A material adverse change in:

(A)	the operational parameters of Vast Solar;

(B)	Vast Solar’s prospects and financial position;

(C)	the general economic conditions in Australia; or

(ii)	Any person makes a court application, filing or otherwise initiates legal proceedings to undertake legal action against Vast Solar, any of Vast Solar’s directors or any of Vast Solar’s employees in their capacity as an employee of Vast Solar.

(b)	If a Material Adverse Change occurs before the issue of any Convertible Notes No 4, then AgCentral is not obligated to pay any remaining Subscription Amount nor subscribe for any unissued Convertible Notes No 4.

(c)	Notwithstanding clause 3(b), if a Material Adverse Change occurs, in its absolute discretion, AgCentral may pay any remaining Subscription Amount and subscribe for the unissued Convertible Notes No 4 in accordance with this Agreement.

4.	Costs and Stamp Duty

(a)	Vast Solar will pay all reasonable costs relating to the negotiation, preparation, execution and performance by it of this Agreement and of each document referred to in it.

(b)	Vast Solar must pay any and all stamp duty payable on or in respect of this Agreement or the transactions contemplated herein.

5.	Further Assurances

Each party must:

(a)	perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as the other party may reasonably require for the purpose of giving the other party the full benefit of the provisions of this Agreement and the transactions contemplated by it;

(b)	not do anything that might hinder performance of this Agreement;

(c)	use all reasonable endeavors to cause relevant third parties to do likewise; and

(d)	unless otherwise agreed in writing between the parties, bear its own costs and expenses incurred in connection with complying with the provisions of this clause.

6.	Entire Agreement

This Agreement and any document referred to in this Agreement constitutes the entire agreement, and supersedes any previous agreements, between the parties relating to the subject matter of this Agreement.

Funding Agreement

7.	Notices

7.1	Method of service

A notice under or in connection with this Agreement (“Notice”) must be in writing, in the English language and:

(a)	be delivered personally; or

(b)	sent by prepaid post; or

(c)	if being sent to an overseas destination, sent by prepaid airmail; or

(d)	sent by email,

to the party due to receive the Notice to its address or email address (as the case may be) set out in the Parties section at the front of this Agreement.

7.2	Deemed service

Unless there is evidence that it was received earlier, a Notice is deemed to have been given (provided it has been sent in accordance with clause 7.1):

(a)	if delivered personally, when the person delivering the notice obtains the signature of a person at the relevant address;

(b)	if sent by post to a destination within the same country, two (2) Business Days after posting it;

(c)	if sent by airmail to a destination in a different country, six (6) Business Days after posting it; or

(d)	if sent by email, when transmitted by the sender unless the sender receives a message from its internet service provider or the recipient’s mail server indicating that it has not been successfully transmitted, but if the delivery or receipt is after 5:00pm on a Business Day or on a day which is not a Business Day, the notice is to be taken as having been received at 9:00am on the next Business Day.

8.	General

8.1	Variation

A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each party.

8.2	Waiver

A failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

Funding Agreement

8.3	Rights cumulative

Except where this Agreement provides otherwise the rights and remedies contained in this Agreement are cumulative and not exclusive of rights or remedies provided by law.

8.4	No partnership or agency

No provision of this Agreement creates a partnership between the parties or makes a party the agent of the other party for any purpose. A party has no authority or power to bind, to contract in the name of, or to create a liability for the other party in any way or for any purpose.

8.5	Counterparts

(a)	This Agreement may be executed in any number of counterparts, each of which is an original and all of which together evidence the same agreement.

(b)	This Agreement will not come into effect until each party has executed at least one counterpart to each other party.

9.	Governing Law

This Agreement is governed by the law applicable in New South Wales.

10.	Jurisdiction

The parties agree that the courts of New South Wales are the most appropriate and convenient courts to settle any dispute and, accordingly, that they will not argue to the contrary.

Funding Agreement

EXECUTED by the parties as an agreement on the day first mentioned above.

EXECUTED by AGCENTRAL PTY
LIMITED (ACN 053 901 518) by its
authorised representative:

/s/ Colin Sussman

Signature of authorized representative

Colin Sussman

Name of authorised representative (block letters)

EXECUTED by VAST SOLAR PTY.
LTD. (ACN 136 258 574) in accordance
with section 127(1) of the Corporations Act
2001 (Cth) by authority of its directors:

/s/ James Robert Fisher	/s/ Craig David Wood
Signature of director	Signature of director

James Robert Fisher	Craig David Wood
Name of director (block letters)	Name of director (block letters)

Funding Agreement

Schedule 1:     Convertible Note No 4 — Terms of Issue

1.	Interpretation

1.1	Definitions

These meanings apply in these Terms of Issue, unless the contrary intention appears:

“Bonus Securities” means any:

(a)	legal or equitable rights or interests in Shares in the Company; or

(b)	options to acquire (whether by way of issue or transfer) Shares or legal or equitable rights or interests in Shares in the Company,

which are issued pro-rata to holders of Shares (and any other person entitled to participate), and for which no consideration is payable by the holders of Shares or any other person (but does not include Shares or other securities which are issued in lieu of Distributions or by way of Distribution reinvestment or under a scheme for the benefit of employees of the Company or its Related Entities or under a Share purchase plan).

“Company” means Vast Solar Pty. Ltd. ACN 136 258 574.

“Company Warranties” means the warranties set out in clause 10.2.

“Conversion Date” means the date on which the Convertible Notes No 4 are converted into Shares in accordance with these Terms of Issue.

“Convertible Notes No 4” means the secured convertible notes convertible into Shares issued by the Company on the terms of these Terms of Issue.

“Conversion Notice” means a notice substantially in the form of Schedule 2 specifying the number of Convertible Notes No 4 to be converted.

“Corporations Act” means the Corporations Act 2001 (Cth).

“Default Interest” means interest payable in accordance with clause 3.2.

“Default Interest Rate” means a rate equal to 5% per annum.

“Distribution” means any dividend, rights issue, bonus issue or other payment of delivery by the Company in respect of Shares including an in specie distribution of capital, Shares or assets of the Company.

“Event of Default” means any of the events specified in clause 9.1.

“Face Value” means $17.68 per Convertible Note No 4.

“Group” means the Company and each of its Subsidiaries from time to time.

“Insolvency Event” means the happening of any of these events:

(a)	an application is made to a court for an order (and is not stayed, withdrawn or dismissed within 14 days) or an order is made that a body corporate be wound up; or

Funding Agreement

(b)	an application is made to a court for an order appointing a liquidator or provisional liquidator in respect of a body corporate (and is not stayed, withdrawn or dismissed within 14 days) or one of them is appointed, whether or not under an order; or

(c)	except to reconstruct or amalgamate while solvent on terms approved by the Subscriber, a body corporate enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any of them; or

(d)	a body corporate resolves to wind itself up, or otherwise dissolve itself, or gives notice of intention to do so, except to reconstruct or amalgamate while solvent on terms approved by the Subscriber or is otherwise wound up or dissolved; or

(e)	as a result of the operation of section 459F(1) of the Corporations Act, a body corporate is taken to have failed to comply with a statutory demand; or

(f)	a body corporate is, or makes a statement from which it may be reasonably deduced by the Subscriber that the body corporate is, the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act; or

(g)	an administrator, receiver or receiver and manager is appointed to a body corporate; or

(h)	a person takes any step to obtain protection or is granted protection from its creditors under any applicable legislation; or

(i)	a person is or states that it is unable to pay its debts when they fall due or is unable to pay its debts within the meaning of the Corporations Act; or

(j)	a person becomes an insolvent under administration as defined in section 9 of the Corporations Act or action is taken which could result in that event; or

(k)	a person suspends payment of its debts generally; or

(l)	anything analogous or having a substantially similar effect to any of the events specified in paragraphs (a) to Ck) inclusive happens under the law of any applicable jurisdiction.

“Interest” means interest payable in accordance with clause 3.1.

“Interest Conversion Notice” means a notice substantially in the form of Schedule 3.

“Interest Period” means the period commencing on the Issue Date and ending on the Maturity Date, unless any Convertible Notes No 4 are converted or redeemed prior to such date in which case such period will end (in respect of such Convertible Notes No 4 so converted or redeemed) on the earlier of:

(a)	the Redemption Date; and

(b)	the Conversion Date.

“Interest Rate” means a rate equal to 8% per annum.

“Issue Date” means the date on which the Convertible Notes No 4 are issued.

“Maturity Date” means 1 July 2019, or any earlier date on which there is an Event of Default.

Funding Agreement

“Moneys Owing” means, in respect of the Convertible Notes No 4, an amount equal to the Principal Outstanding and any outstanding Interest or Default Interest payable on the Convertible Notes No 4 to the Noteholder from time to time.

“Note Certificate” means a certificate issued by the Company, substantially in the form set out in Schedule 4.

“Noteholder” means a person who, from time to time, holds Convertible Notes No 4 as evidenced by a Note Certificate and initially shall mean the Subscriber.

“Outstanding Interest” has the meaning given in clause 3.3(a).

“Principal Outstanding” means the Face Value less any principal redeemed in accordance with these Terms of Issue.

“Redemption Date” means the date on which the Convertible Notes No 4 are redeemed in whole or in part in accordance with these Terms of Issue (including by the Company pursuant to clauses 4.1(b).

“Related Entity” has the meaning given in the Corporations Act.

“Shares” means fully paid ordinary shares in the capital of the Company.

“Subscriber” means AgCentral Pty Limited (ACN 053 901518).

“Subsidiary” of an entity means another entity which is a subsidiary of the first within the meaning of Part 1.2 Division 6 of the Corporations Act or is a subsidiary of or otherwise controlled by the first within the meaning of any approved accounting standard, and Subsidiaries has a corresponding meaning.

1.2	Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of these Terms of Issue.

1.3	References to certain general terms

(a)	In these Terms of Issue, unless the context requires otherwise, a reference to:

(i)	a reference to the singular includes the plural and vice versa;

(ii)	a reference to a recital, clause, or paragraph, unless the context otherwise requires, is a reference to a recital, clause or paragraph of these Terms of Issue;

(iii)	the word “including” is to be read as if the words “but not limited to” were inserted immediately after it;

(iv)	a reference to a time of day is a reference to the time in Sydney, unless a contrary indication appears; and

(v)	a reference to $, dollars, or cents is to the currency of the Commonwealth of Australia.

(b)	The headings in these Terms of Issue do not affect its interpretation.

Funding Agreement

2.	Status, security and term

2.1	Status and security

(a)	The Convertible Notes No 4 are in unregistered form.

(b)	The Convertible Notes No 4 are secured obligations of the Company and the Company’s payment obligations under the Convertible Notes No 4 rank first in priority before all of its unsecured creditors, except for obligations mandatorily preferred by law.

(c)	Each Convertible Note No 4 is, if converted, convertible into one Share.

2.2	Term

(a)	Each Convertible Note No 4 has a term expiring on the Maturity Date.

(b)	At the end of the term, the Company may redeem all outstanding Convertible Notes No 4 (which are not subject to a Conversion Notice) by paying the Noteholder, the Moneys Owing in respect of each such Convertible Note.

(c)	Upon any redemption of Convertible Notes No 4, such Convertible Notes No 4 (and any Note Certificate in respect of them) will be cancelled and of no further force or effect.

2.3	Transfer

Notwithstanding anything else in these Terms of Issue, Convertible Notes No 4 are not transferable except with the prior written consent of the Company, which consent may be withheld in the Company’s absolute discretion.

3.	Interest

3.1	Interest

(a)	The Convertible Notes No 4 will bear Interest at the Interest Rate in respect of the Interest Period.

(b)	During the Interest Period, Interest on the Principal Outstanding accrues daily from (and including) the first day of the Interest Period to (but excluding) the last day of the Interest Period.

(c)	Interest is payable on 31 December 2017 and then six monthly in arrears on 30 June and 31 December.

(d)	Interest is calculated on actual days elapsed and a year of 365 days.

(e)	For Interest due and payable on 31 December 2017 and 30 June 2018, Vast Solar can elect, in its absolute discretion, that Interest is paid by way of issue of further Convertible Notes No 4. After that time only AgCentral can elect, in its absolute discretion, that Interest is paid by way of issue of further Convertible Notes No 4. If any election is made, the additional Convertible Notes No 4 must be issued within 15 days of the election at the rate of one Convertible Note No 4 for each $17.68 of Interest.

Funding Agreement

3.2	Default Interest

(a)	If the Company is in breach of clause 3.1(e) for failure to pay any Interest in cash (and, for clarity, not for any failure to pay Interest by way of an issue of Convertible Notes No 4), the Principal Outstanding will bear (in addition to Interest) Default Interest at the Default Interest Rate.

(b)	From (and including) the date the breach specified in clause 3.2(a) arises, up to (but excluding) the date on which the breach is cured, Default Interest on the Principal Outstanding accrues daily.

(c)	Default Interest is calculated on actual days elapsed and a year of 365 days.

3.3	Payment of Interest and Default Interest on maturity

(a)	A Noteholder may, during the period specified in clause 3.3(b) below, elect to have the balance of any outstanding interest accrued in accordance with clauses 3.1 and 3.2 (including, for the avoidance of doubt, any Default Interest) (Outstanding Interest) paid in cash or by way of an issue of Convertible Notes No 4, on the basis of one Convertible Note No 4 per $17.68 of Outstanding Interest.

(b)	If a Noteholder wishes to make an election in accordance with clause 3.3(a) above, it must give the Issuer an Interest Conversion Notice during the period commencing on the date one month prior to the Maturity Date and ending on the date immediately prior to the Maturity Date.

(c)	Subject to clause 3.3(d) below, where the Noteholder makes an election in accordance with clause 3.3(a) above, the Company must, within 15 days following the Maturity Date, issue to the Noteholder, one Convertible Note No 4 per $17.68 of Outstanding Interest.

(d)	If the balance of any Outstanding Interest is such that a that a fractional entitlement to a Convertible Note No 4 arises, that fractional entitlement shall be paid to the Noteholder in cash in accordance with clause 3.3(e) below.

(e)	If a Noteholder does not make an election in accordance with clauses 3.3(a) and (b) above, the Company must, within 14 days following the Maturity Date, pay the Outstanding Interest to the Noteholder by way of bank cheque or direct debit of cleared funds to a bank account specified by the Noteholder.

4.	Conversion

4.1	Conversion election

(a)	The Noteholder can elect to convert any or all of its outstanding Convertible Notes No 4 in accordance with clause 4.1(b) below.

(b)	If the Noteholder wishes to convert any number of its outstanding Convertible Notes No 4 into Shares, the Noteholder must give to the Company a Conversion Notice, together with the Note Certificate for the Convertible Notes No 4 to be converted.

Funding Agreement

4.2	Issue of shares

Within 10 days after receipt of a Conversion Notice:

(a)	the Company shall redeem the Convertible Notes No 4 covered by the Conversion Notice for an amount equal to the Principal Outstanding and pay the interest accrued on such Convertible Notes No 4 in cash or in accordance with any election made in accordance with clause 3.1(e);

(b)	the Company will issue to the Noteholder one Share for each Convertible Note No 4 redeemed; and

(c)	the Company will issue to the Noteholder a Note Certificate for the balance of any outstanding Convertible Notes No 4 held by the Noteholder.

By giving a Conversion Notice to the Company, the Noteholder irrevocably and unconditionally directs the Company to apply the whole of the Principal Outstanding in respect of the Convertible Notes No 4 covered by the Conversion Notice upon redemption in subscribing for Shares.

5.	Ranking

Subject to these Terms of Issue, Shares issued pursuant to these Terms of Issue shall rank equally with the other fully paid Shares of the Company from the date of issue of such Shares.

6.	Share Certificate

The Company will issue a share certificate for all Shares issued pursuant to these Terms of Issue within five (5) Business Days after conversion.

7.	Payments

7.1	Date for payment

If the date for payment of any amount under these Terms of Issue is not a Business Day, the date for payment shall be postponed to the next following Business Day.

7.2	Deductions

All payments to be made by the Company to the Noteholder shall be made without deduction or withholding for taxes unless the Company is compelled by law to deduct any taxes. If the Company is compelled by law to deduct any taxes from any payment to be made to a Noteholder, the Company shall:

(a)	pay to the Noteholder such amount after having made any such deductions or withholding;

(b)	pay the full amount of any deduction or withholding, which it is required to make by law, to the relevant authority within the period set by the relevant law;

(c)	promptly after any such payment, give to the Noteholder a statement in writing showing the gross amount of the payment, the amount of the taxes deducted or withheld, and the actual amount paid to the Noteholder; and

(d)	give the Noteholder such assistance as it may reasonably request to secure any credit or repayment that may be due to it on account of the taxes deducted or withheld.

Funding Agreement

8.	Adjustments

8.1	Bonus issue

If, while any Convertible Note No 4 remains capable of being converted, the Company proposes to make any issue of Bonus Securities to its shareholders, then, in respect of each issue of Bonus Securities, upon the subsequent conversion of Convertible Notes No 4, the Noteholder will be entitled to receive (in addition to the Shares to be issued to it under clause 4.2(b)) additional Shares equal to the number of Bonus Securities which would have been issued to the Noteholder had the Noteholder:

(a)	converted all of its Convertible Notes No 4 to Shares prior to the record date for the issue of the Bonus Securities; and

(b)	been issued all Bonus Securities (if any) to which it would have been entitled as a result of prior applications of this clause 8.1.

8.2	Capital reconstructions

If, while any Convertible Note No 4 remains capable of being converted, there is a reconstruction, consolidation, subdivision or re-classification of the capital of the Company, the Shares to be issued on the subsequent conversion of Convertible Notes No 4 must be reconstructed, consolidated or subdivided so that the Noteholder does not receive a benefit or suffer detriment that the holders of Shares do not receive or suffer as the case may be.

8.3	Rights Issues

If, while any Convertible Note No 4 remains capable of being converted, the Company makes an offer or invitation of Shares by way of rights (not being an offer of Shares or other securities which are issued in lieu of Distributions or by way of Distribution reinvestment or under a scheme for the benefit of employees of the Company or its Related Entities or under a Share purchase plan), then the Company will procure that there is extended to the Noteholder the same offer that the Noteholder would have received if, immediately before the date of the offer (or if the offer was made to the shareholders of the Company registered on a particular date), the Noteholder had been entitled to and had converted all the Noteholder’s Convertible Notes No 4 under clause 4.

8.4	Private Placements

If, while any Convertible Note No 4 remains capable of being converted, the Company makes an offer or invitation of Shares or any other equity security by way of private placement to any person (not being an offer of Shares or other securities which are issued in lieu of Distributions or by way of Distribution reinvestment or under a scheme for the benefit of employees of the Company or its Related Entities or under a Share purchase plan), then the Company will procure that there is extended to the Noteholder an offer or invitation of Shares or equity securities on the same terms and in such number as would enable the Noteholder to maintain the same percentage shareholding in the Company (on a fully diluted basis, taking into account any shareholding it would obtain if it converted all of its Convertible Notes No 4 under clause 4 and had converted or exercised all equity securities issued under this clause) that the Noteholder would have had if it had been entitled to and had converted all of its Convertible Notes No 4 to Shares under clause 4 immediately before the issue of the Shares or equity securities the subject of the private placement.

Funding Agreement

8.5	Acceptance of offer

The Noteholder may elect to accept the offer (made under clauses 8.3 and 8.4 above) either through the invitation of Shares or equity securities, or through an issue of further Convertible Notes No 4 which convert into the same number of Shares or equity securities offered to the Noteholder for the same price as would have been paid for the Shares or equity securities had it accepted the offer or invitation.

9.	Events of Default

9.1	Event of Default

Each of the following is an Event of Default:

(a)	(Insolvency) an Insolvency Event occurs in respect of the Company; or

(b)	(non-compliance with obligations) other than in respect of the payment of Interest pursuant to clause 3.1, the Company does not comply with any material obligation under these Terms of Issue and the non-compliance cannot be remedied or if the non-compliance can be remedied the Company does not remedy the non-compliance within 10 Business Days of that non-compliance (or such greater period agreed between the Company and the Noteholder).

10.	Company’s Warranties

10.1	Accuracy of statements

The Company represents and warrants to the Subscriber that each of the statements set out in clause below are accurate.

10.2	Company Warranties

(a)	The Company is a corporation validly existing under the laws of Australia.

(b)	The issued capital of the Company comprises 22,624 Shares. All Shares are fully paid and no money is owing in respect of them.

(c)	The Company is not under an obligation to issue, and no person has the right to call for the issue or transfer of, any Shares or other securities in the Company, other than AgCentral.

(d)	The Company has not issued any securities with conversion rights to Shares or securities in it and there are no agreements or arrangements under which options or convertible notes have been issued by it, except to AgCentral.

(e)	The Company has no voting agreements or arrangements with respect to its Shares or the issue of any Shares.

(f)	The Convertible Notes No 4 will be validly issued.

(g)	The Convertible Notes No 4 will not be issued in violation of any pre-emptive or similar rights of any person.

Funding Agreement

10.3	Company’s disclaimer

Subject to any law to the contrary, and except as provided in the Company Warranties, all terms, conditions, warranties and statements, whether express, implied, written, oral, collateral, statutory or otherwise, are excluded and the Company disclaims all liability in relation to these to the maximum extent permitted by law.

11.	Amendments

(a)	These Terms of Issue may only be amended by the Company with the approval in writing of the Noteholder.

(b)	A variation of these Terms of Issue must be in writing and, if made in accordance with this clause 11, will take effect on the date of the amendment and will the Noteholder on and after that date.

12.	Notices

12.1	Method of Service

A notice under or in connection with this Agreement (“Notice”) must be in writing, in the English language and:

(a)	delivered personally; or

(b)	sent by prepaid post; or

(c)	if being sent to an overseas destination, sent by prepaid airmail; or

(d)	sent by fax; or

(e)	sent by email,

to the party due to receive the Notice to its address, fax number or email address (as the case may be) set out below:

Company

Address	[***]
Email	[***]
Attention	Craig Wood

Noteholder

Address	[***]
Email	[***]
Attention	Colin Sussman

12.2	Deemed Service

Unless there is evidence that it was received earlier, a Notice is deemed to have been given (provided it has been sent in accordance with clause 12.1):

(a)	if delivered personally, when the person delivering the notice obtains the signature of a person at the relevant address;

Funding Agreement

(b)	if sent by post to a destination within the same country, two (2) Business Days after posting it;

(c)	if sent by airmail to a destination in a different country, six (6) Business Days after posting it; or

(d)	if sent by email, when transmitted by the sender unless the sender receives a message from its internet service provider or the recipient’s mail server indicating that it has not been successfully transmitted,

(e)	but if the delivery or receipt is after 5:00pm on a Business Day or on a day which is not a Business Day, the notice is to be taken as having been received at 9:00am on the next Business Day.

13.	Governing Law

These Terms of Issue are governed by the law in force in New South Wales.

Funding Agreement

Schedule 2:     Convertible Note No 4 — Conversion Notice

To:	The Directors of Vast Solar Pty. Ltd. [***] [***] [***] (the “Company”)

AgCentral Pty Limited (ACN 053 901 518) of [***] (the “Noteholder”) being the holder of [number] Convertible Notes No 4, hereby gives notice that it wishes to convert [insert] of the Convertible Notes No 4 into Shares in the capital of the Company. This Conversion Notice is irrevocable.

The Noteholder authorises the Company to register it as the holder of the Shares and agrees to be bound by the Constitution of the Company.

Dated: [insert]

EXECUTED by the NOTEHOLDER as follows:

EXECUTED by AGCENTRAL PTY
LIMITED in accordance with section
127(1) of the Corporations Act 2001 (Cth)
by authority of its directors:

Signature of director	Signature of director/company secretary
* *delete whichever is not applicable

Name of director (block letters)	Name of director/company secretary* (block letters)
*delete whichever is not applicable

This Conversion Notice, together with the Note Certificate, should be lodged at the Company1 s registered office.

Funding Agreement

Schedule 3:     Convertible Note No 4 — Interest Conversion Notice

To:	The Directors of Vast Solar Pty. Ltd. Level 8 17-19 Bridge Street Sydney, NSW, 2000 (the “Company”)

AgCentral Pty Limited (ACN 053 901 518) of [***] (the “Noteholder”), hereby gives notice that it wishes to convert the balance of any Outstanding Interest owing to it into Convertible Notes No 4, on the basis of one Convertible Note No 4 per $17.68 of Outstanding Interest. This Conversion Notice is irrevocable.

The Noteholder acknowledges that if the balance of any Outstanding Interest is such that a fractional entitlement to a Convertible Note No 4 arises, that fractional entitlement shall be paid to the Noteholder in cash by way of bank cheque or direct debit of cleared funds to a bank account specified by the Noteholder.

In this Interest Conversion Notice, unless the context requires otherwise, capitalised terms have the meaning given to them in the Terms of Issue.

Dated: [insert]

EXECUTED by the NOTEHOLDER as follows;

EXECUTED by AGCENTRAL PTY
LIMITED in accordance with section
127(1) of the Corporations Act 2001 (Cth)
by authority of its directors:

Signature of director	Signature of director/company secretary
* *delete whichever is not applicable

Name of director (block letters)	Name of director/company secretary* (block letters)
* delete whichever is not applicable

Funding Agreement

Schedule 4:     Convertible Note No 4 - Form of Note Certificate

Vast Solar Pty. Ltd. ACN 136 258 574
registered in New South Wales
(the “Company”)

Note Certificate No. [insert]

AgCentral Pty Limited (ACN 053 901 518) of [insert] (the “Subscriber”) is the holder of [insert] Convertible Notes No 4 in the Company, issued in accordance with and subject to the Terms of Issue.

Dated: [insert]

EXECUTED by VAST SOLAR PTY. LTD.
(ACN 136 258 574) in accordance with
section 127(1) of the Corporations Act 2001
(Cth) by authority of its directors:

Signature of director	Signature of director

Name of director (block letters)	Name of director(block letters)

Colin Sussman

From:	Craig Wood <[***]>
Sent:	Wednesday, 22 November 2017 5:43 PM
To:	Johnny Kahlbetzer; Colin Sussman; James Fisher; Christina Hail
Cc:	Mark Pistilli (AU)
Subject:	Re: Proposed Con Note document
Attachments:	Funding Agreement-Final (221117) (ID 45922).docx

All,

Please see attached an updated version of the document that includes recital F which records the number of Convertible Notes No 3 on issue and the potential dilution impact of these.

Regards,

Craig

Craig Wood | Chief Executive Officer | Vast Solar
[***] | [***]| www.vastsolar.com

☒

The information contained in this email message may be confidential. If you are not the intended recipient any use, distribution, disclosure or copying of this information is prohibited. If you receive this email in error, please tell us by return email and delete it and any attachments from your system.

On 22 November 2017 at 14:11, Craig Wood <[***]> wrote:

All,

Attached please find the proposed Funding Agreement (Convertible Notes No 4) between AgCentral and Vast Solar. Can you please review and revert with any comments to Mark Pistilli (cc-d)?

Given the timing of distribution of this document and people’s availability for a Vast Solar Board meeting, AgCentral has agreed to extend the deadline of its offer to 1000 tomorrow (Thursday) morning. Colin, James and I are in the process of agreeing a suitable time for the Vast Board to meet between now and then.

Regards,
Craig

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Craig Wood | Chief Executive Officer | Vast Solar
[***] | [***] | www.vastsolar.com

☒

The information contained in this email message may be confidential. If you are not the intended recipient any use, distribution, disclosure or copying of this information is prohibited. If you receive this email in error, please tell us by return email and delete it and any attachments from your system.

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